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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            PARKWAY PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2000

To the Stockholders:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), will be held at the Suncom Building, First Floor Conference Room, 111 East Capitol Street, Jackson, Mississippi, at 1:30 p.m., Jackson time, on May 10, 2000 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SARAH P. CLARK
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

Dated: April 7, 2000

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

                                                                   April 7, 2000

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), to be held on May 10, 2000 at 1:30 p.m., Jackson time, at the Suncom Building, First Floor Conference Room, 111 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 1999 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S CORPORATE OFFICES, VIA E-MAIL ADDRESSED TO mail@pky.com, OR FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT www.sec.gov. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 7, 2000.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), entitled to vote at the Meeting has been fixed at the close of business on March 20, 2000. On such date there were 9,876,158 shares of Common Stock outstanding, entitled to one vote each.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed, dated and returned proxy card will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" shares of Common Stock that are voted by brokers will be counted as shares of Common Stock present for purposes of determining the presence of a quorum, but will not be treated as shares of Common Stock having voted at the Meeting as to any proposal as to which the brokers do not vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of March 1, 2000 more than five percent of the Common Stock outstanding, except as set forth in the following table.

                                                                 AMOUNT         PERCENT
                      NAME AND ADDRESS                        BENEFICIALLY     OF COMMON
                    OF BENEFICIAL OWNER                          OWNED         STOCK (1)
                    -------------------                       ------------     ---------
T. Rowe Price Associates, Inc...............................   1,006,600(2)      10.2%
100 E. Pratt Street
Baltimore, Maryland 21202
Perkins, Wolf, McDonnell & Company..........................     676,800(3)       6.9%
53 W. Jackson Boulevard, Suite 722
Chicago, Illinois 60604
Capital Growth Management Limited Partnership...............     512,000(4)       5.2%
One International Place
Boston, Massachusetts 02110

---------------

(1) Based on the number of shares of Common Stock outstanding on March 20, 2000 which was 9,876,158 shares.

(2) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 702,700 shares, representing 7.1% of the shares of Common Stock outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that Perkins, Wolf, McDonnell & Company had shared voting and dispositive power with respect to such shares.

(4) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that Capital Growth Management Limited Partnership had sole voting and shared dispositive power with respect to 512,000 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned, as of March 1, 2000, by each director, nominee for director and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock set forth in the table.

                                                                                   PERCENT
                                                                 AMOUNT           OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK (1)
                          ----                             ------------------     ---------
Daniel C. Arnold.........................................        45,202(2)             *
Roger P. Friou...........................................        36,051(3)             *
Martin L. Garcia.........................................        15,400(4)             *
Michael J. Lipsey........................................        14,400(5)             *
Joe F. Lynch.............................................        71,517(6)             *
C. Herbert Magruder......................................        71,152(7)             *
W. Lincoln Mossop, Jr....................................        45,250(8)             *
Leland R. Speed..........................................       210,814(9)           2.1%
Steven G. Rogers.........................................       170,691(10)          1.7%
Sarah P. Clark...........................................        50,884(11)            *
David R. Fowler..........................................        28,417(12)            *
James M. Ingram..........................................        32,575(13)            *
G. Mitchel Mattingly.....................................        38,436(14)            *
Regina P. Shows..........................................        17,500(15)            *
Jack R. Sullenberger.....................................        22,063(16)            *
Directors, nominees and executive officers as a group....       870,134(17)          8.6%

---------------

   * Less than 1%.

 (1) Based on the number of shares of Common Stock outstanding on March 20, 2000 which was 9,876,158 shares.

 (2) Includes 23,250 shares of Common Stock Mr. Arnold has the right to acquire under the 1991 Directors Stock Option Plan, as amended (the "1991 Directors Plan"). Mr. Arnold also owns 6,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Company ("Series A Preferred Stock"), that do not have voting rights at the Meeting.

 (3) Includes 4,000 shares of Common Stock Mr. Friou has the right to acquire under the 1991 Directors Plan.

 (4) Includes (i) 10,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Plan; (ii) 1,000 shares of Common Stock held in trust for Mr. Garcia's children, of which Mr. Garcia is the trustee; and (iii) 1,300 shares of Common Stock held by Garcia Enterprises, a company of which Mr. Garcia is President and a shareholder.

 (5) Includes 13,500 shares of Common Stock Mr. Lipsey has the right to acquire under the 1991 Directors Plan. Mr. Lipsey also owns 525 shares of Series A Preferred Stock of the Company that do not have voting rights at the Meeting.

 (6) Includes 23,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan. Mr. Lynch also owns 2,300 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (7) Includes 15,750 shares of Common Stock Dr. Magruder has the right to acquire under the 1991 Directors Plan. Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership. Dr. Magruder also owns 8,000 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (8) Includes 23,250 shares of Common Stock Mr. Mossop has the right to acquire under the 1991 Directors Plan.

 (9) Includes 39,747 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option and Long Term Incentive Plan (the "1994 Stock Option Plan") and 20,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 21,157 shares of Common Stock owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership.

(10) Includes 46,789 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 39,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 12,040 shares of Common Stock beneficially owned by Mr. Rogers' wife as to which he disclaims beneficial ownership.

(11) Includes 19,584 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 18,000 shares granted as incentive restricted shares under the 1994 Stock Option Plan and 500 shares of Common Stock Ms. Clark owns as custodian for her children. Ms. Clark also owns 220 shares of Series A Preferred Stock as custodian for her children that do not have voting rights at the Meeting.

(12) Includes 7,375 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(13) Includes 14,575 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(14) Includes 4,750 shares of Common Stock Mr. Mattingly has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Mr. Mattingly also owns 1,840 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(15) Includes 4,500 shares of Common Stock Ms. Shows has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 8,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(16) Includes 10,063 shares of Common Stock Mr. Sullenberger has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(17) Includes 113,500 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan, 147,383 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 133,000 shares of Common Stock granted to officers as incentive restricted shares under the 1994 Stock Option Plan.

                             ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 1999 Annual Meeting of Stockholders.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

         NAME, POSITION AND                                  PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY            AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
       -----------------------            ---               ----------------------------------
Daniel C. Arnold.....................      70      Private investor.
  Director since 1994
Roger P. Friou.......................      65      Private investor; President of Jitney Jungle Stores
  Director since 1995                              of America, Inc. (a regional supermarket chain) from
                                                   1996 to 1997 and its Vice Chairman and Chief
                                                   Financial Officer until 1996.
Martin L. Garcia.....................      44      President of Garcia Enterprises (investment firm)
  Director since 1998                              since 1998; Partner in the law firm of Hill, Ward &
                                                   Henderson, P.A. until 1999 and Of Counsel thereafter;
                                                   Managing Director of Garcia, Meyers & Co. (a real
                                                   estate service company) from 1993 to 1998.
Michael J. Lipsey....................      50      President of The Lipsey Company (designs and delivers
  Director since 1997                              training programs concerning the commercial real
                                                   estate marketplace).
Joe F. Lynch.........................      67      Chairman of the Board and Chief Executive Officer of
  Director since 1994                              First Continental Corporation (a real estate company)
                                                   since 1994; Limited Partner and Manager of the
                                                   General Partner of First Continental Investment Co.,
                                                   Ltd. since 1996.
C. Herbert Magruder..................      67      Private investor since 1998; Physician and a partner
  Director since 1988                              in the medical firm of Carolina Pathology Associates
                                                   until 1998.
W. Lincoln Mossop, Jr................      66      General Partner, President and Chief Executive
  Director since 1986                              Officer of Barrett & Co. (securities brokers and
                                                   dealers and a member firm of the Boston Stock
                                                   Exchange, Inc.)

         NAME, POSITION AND                                  PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY            AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
       -----------------------            ---               ----------------------------------
Steven G. Rogers.....................      45      Chief Executive Officer of the Company since 1997,
  Director since 1996; President                   President since 1993, Director since 1996, Chief
  since 1993; Chief Executive                      Operating Officer from 1993 until 1997, and Senior
  Officer since 1997                               Vice President of the Company from 1988 to 1993.
Leland R. Speed......................      67      Chairman of the Board of the Company and EastGroup
  Director since 1978 and                          Properties, Inc.; Chief Executive Officer of the
  Chairman since 1980                              Company and EastGroup Properties, Inc. until 1997.

---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

                       NOMINEE                                    COMPANY
                       -------                                    -------
Daniel C. Arnold.....................................  U.S. Physical Therapy, Inc.
                                                       Belco Oil & Gas Corp.
Leland R. Speed......................................  ChemFirst Inc.
                                                       EastGroup Properties, Inc.
                                                       Farm Fish, Inc.
                                                       KLLM Transport Services, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Garcia, Lynch and Mossop. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met twice during the year ended December 31, 1999.

     The Compensation Committee of the Board, which currently consists of Messrs. Arnold, Friou and Magruder, met twice during the year ended December 31, 1999. The committee's function is to review compensation levels for officers and recommend compensation levels for officers and administer the 1994 Stock Option Plan.

     The Investment Committee of the Board currently consists of Messrs. Lipsey, Lynch and Magruder. Its function is to act on behalf of the full Board of Directors to authorize investment purchases between regularly scheduled quarterly Board of Directors meetings. The Investment Committee did not meet during the year ended December 31, 1999.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     During the year ended December 31, 1999, the full Board of Directors met on seven occasions. Each director, other than Mr. Arnold, attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of shares of Common Stock. During 1999, no officer or director of the Company was late in filing a report under Section 16(a), other than Mr. Friou with respect to a Form 4 filing concerning one transaction and Mr. Mattingly with respect to a Form 4 filing concerning three purchases of Series A Preferred Stock.

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

        NAME AND POSITION                                PRINCIPAL OCCUPATION AND BUSINESS
         WITH THE COMPANY              AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------              ---              ----------------------------------
Leland R. Speed...................     67      See table under "Nominees."
  Chairman
Steven G. Rogers..................     45      See table under "Nominees."
  President and
  Chief Executive Officer
Sarah P. Clark....................     40      Senior Vice President of the Company since 1997, Vice
  Senior Vice President, Chief                 President since 1992, Chief Financial Officer and
  Financial Officer and Secretary              Secretary of the Company since 1994, Treasurer from
                                               1996 to 1999 and Controller from 1986 to 1992.
David R. Fowler...................     42      Senior Vice President of the Company since 1997, Vice
  Senior Vice President of                     President from 1996 to 1997 and an Asset Manager
  Operations                                   since 1983; Senior Vice President of Parkway Realty
                                               Services, LLC ("Parkway Realty") since 1998.
James M. Ingram...................     43      Senior Vice President of the Company since 1997, Vice
  Senior Vice President                        President from 1994 to 1997 and an Asset Manager
                                               since 1989; President of Parkway Realty since 1998.
G. Mitchel Mattingly..............     44      Senior Vice President of the Company since 1997 and
  Senior Vice President                        Vice President from 1996 to 1997; President of
                                               Parkway Texas Corporation from 1994 to 1997; Senior
                                               Vice President of Parkway Realty since 1998.
Regina P. Shows...................     33      Senior Vice President and Treasurer of the Company
  Senior Vice President, Treasurer             since 1999, Vice President from 1998 to 1999 and
  and Controller                               Controller since 1992.
Jack R. Sullenberger..............     46      Senior Vice President of Technical Services of the
  Senior Vice President of                     Company since 1997, Vice President from 1996 to 1997
  Technical Services                           and an Asset Manager from 1986 to 1996.

---------------

(1) Unless otherwise stated, the indicated person has held the position indicated for at least the past five years.

     Ms. Clark, Senior Vice President, Chief Financial Officer and Secretary of the Company, is the sister of Ms. Shows, Senior Vice President, Treasurer and Controller of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1999, 1998 and 1997, the amount of compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during the year ended December 31, 1999 exceeded $100,000 (the "Named Officers").

                                                                                  LONG TERM COMPENSATION
                                                                             ---------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   -------
                                               ANNUAL COMPENSATION                        SECURITIES
                                        ----------------------------------   RESTRICTED   UNDERLYING
      NAME AND PRINCIPAL                                      OTHER ANNUAL     STOCK       OPTIONS/     LTIP        ALL OTHER
           POSITION              YEAR    SALARY      BONUS    COMPENSATION   AWARDS (1)    SARS (2)    PAYOUTS   COMPENSATION (3)
      ------------------         ----    ------      -----    ------------   ----------   ----------   -------   ----------------
Leland R. Speed................  1999   $140,000    $84,000       --         $  567,506          0       $0          $14,746
  Chairman                       1998    141,077     84,000       --                  0     15,000        0           15,792
                                 1997    140,000     84,000       --                  0      8,000        0           18,570
Steven G. Rogers...............  1999    210,000    210,000       --          1,106,625          0        0           13,966
  President and Chief            1998    196,500    195,000       --                  0     37,000        0           13,714
  Executive Officer              1997    152,250    152,250       --                  0      8,000        0           14,464
Sarah P. Clark.................  1999    130,000     91,000       --            510,750          0        0           13,501
  Senior Vice President,         1998    115,885     80,500       --                  0     28,000        0           13,367
  Chief Financial Officer        1997     99,000     49,500       --                  0      8,000        0           13,526
  and Secretary
David R. Fowler................  1999    115,000     59,305       --            340,500          0        0           13,449
  Senior Vice President          1998    105,808     45,000       --                  0     13,000        0           34,793(4)
  of Operations                  1997     73,185     27,128       --                  0      4,000        0           20,396(5)
James M. Ingram................  1999    115,000     59,302       --            340,500          0        0           22,015(6)
  Senior Vice President          1998    105,808     45,000       --                  0     13,000        0           47,769(7)
                                 1997     73,185     22,500       --                  0      4,000        0           57,216(8)
G. Mitchel Mattingly...........  1999    128,843     47,700       --            340,500          0        0           13,426
  Senior Vice President          1998    122,485     45,000       --                  0     13,000        0           13,153
                                 1997    115,762     27,720       --                  0      4,000        0           12,852

---------------

(1) On March 4, 1999, a committee of the Board of Directors granted restricted shares to the Named Officers. The grants were contingent on approval by the Company's stockholders, which approval was granted at the June 3, 1999 Annual Meeting. Under these grants of restricted shares, employees' rights to the restricted shares are conditioned on the Company's achievement of specified performance goals set forth in the Company's 5 IN 50 PLAN and, alternatively, the employee's continued employment. The 5 IN 50 PLAN is the Company's strategic plan to increase funds from operations ("FFO") per basic share from $3.05 for 1998 to $5.00 per basic share for the year ended December 31, 2002 (a compounded annual growth in FFO per basic share of approximately 13%). If the Company achieves FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares of $5.00 by December 31, 2002, the employees' interest in 100 percent of the restricted shares will become nonforfeitable as of December 31 of the year in which that goal is met. Alternatively, if the Company's FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for the year 2002 is at least $4.75 but not more than $4.99, the employees' interest in 50 percent of the restricted shares will become nonforfeitable; or, if the FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for 2002 is at least $4.50 but not more than

    $4.74, 25 percent will become nonforfeitable. If an employee remains employed on March 4, 2009, the employee's interest in all restricted shares will become nonforfeitable, to the extent they are not already nonforfeitable. If an employee's employment terminates before March 4, 2009, by reason of death or disability, the employee's interest in any forfeitable restricted shares will become nonforfeitable according to a graded schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable.

(2) The options granted in 1997 were granted on July 1, 1997, and the options granted in 1998 were granted on June 5, 1998, all under the 1994 Stock Option Plan. The options granted in 1997 vest one-half on the first anniversary date of grant and one-half on the second anniversary date of grant. One-third of the options granted in 1998 vest on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant.

(3) This is the Company's contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(4) For 1998, includes $21,563 Mr. Fowler earned in commissions.

(5) For 1997, includes $2,106 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $6,008 Mr. Fowler earned in commissions.

(6) For 1999, includes $8,541 Mr. Ingram earned in commissions.

(7) For 1998, includes $27,802 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $6,270 Mr. Ingram earned in commissions.

(8) For 1997, includes $6,317 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $37,905 Mr. Ingram earned in commissions.

     Option Grants. No stock options were granted to the Named Officers during the year ended December 31, 1999.

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc., on December 31, 1999 ($28.8125).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                            VALUE OF
                                                          NUMBER OF UNEXERCISED     UNEXERCISED IN-THE-MONEY
                                 SHARES                   OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
                                ACQUIRED      VALUE       ---------------------     ------------------------
            NAME               ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               -----------   --------   -------------------------   -------------------------
Leland R. Speed..............         0          N/A          39,747/15,000                $473,604/$0
  Chairman
Steven G. Rogers.............         0          N/A          46,789/37,000                $593,865/$0
  President and Chief
  Executive Officer
Sarah P. Clark...............     1,000      $13,042          19,584/28,000                $153,852/$0
  Senior Vice President,
  Chief Financial Officer
  and Secretary
David R. Fowler..............     1,800      $35,663           7,375/13,000                $ 57,368/$0
  Senior Vice President
  of Operations
James M. Ingram..............         0          N/A          14,575/13,000                $194,004/$0
  Senior Vice President
G. Mitchel Mattingly.........         0          N/A           4,750/13,000                $ 18,547/$0
  Senior Vice President

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Arnold and Friou and Dr. Magruder. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee considered a number of factors in setting the compensation of Mr. Rogers, the Company's Chief Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company and his importance in delineating and implementing the Company's strategic plans.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

        - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

        - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 1999, the Compensation Committee, formulated targets for FFO per share, upon which the executive officers' incentive compensation would be based. In 1999, the targets were FFO of $3.40 per basic share of Common Stock before accrual for bonuses for the executive officers to earn the target bonus set forth below (an 11% increase over 1998 FFO of $3.05 per basic share) and FFO of $3.65 per basic share of Common Stock before accrual for bonuses for the executive officers to earn a bonus of two times the target bonus amount (a 20% increase over 1998 FFO of $3.05 per basic share). The target bonus amounts were 30% of total base salary for Mr. Speed, 50% of base salary for Mr. Rogers and 35% of base salary for Ms. Clark. The Compensation Committee determined the FFO targets based upon an analysis of the Company's internal projected financial results for 1999 and the estimates of 1999 FFO reported by First Call. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal were met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders.

     The bonus targets for the Company's other executive officers (Messrs. Fowler, Ingram and Mattingly) were based upon two factors -- FFO and the performance of the properties managed by each individual relative to budget. The FFO targets were the same as those set forth above, and the target bonus to be paid to each of these officers was a percentage of base salary (14.29% in the case of Messrs. Fowler and Ingram and 12.34% in the case of Mr. Mattingly). Each was also entitled to an additional target bonus of the above percentage of salary if the financial performance of the buildings managed by the individuals met budget. As noted above, the Company met the target for the two times target bonus, and the financial performance of the properties managed by each of these officers at least met budget.

     The Company's 1999 FFO per basic share of Common Stock was $3.74 before taking account of bonus accruals. After consideration, the Compensation Committee believed that each of the Company's executive officers should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Rogers, Fowler, Ingram and Mattingly and Ms. Clark received bonuses with respect to 1999 of $84,000, $210,000, $59,305, $59,302, $47,700 and
$91,000, respectively.

     The Compensation Committee has also approved a new incentive compensation plan to reward the Company's officers if the Company attains the goals of its 5 IN 50 PLAN. The 5 IN 50 PLAN is the Company's plan whose goal is to increase the Company's FFO per basic share to $5.00 by the year ended December 31, 2002. After studying the 5 IN 50 PLAN, the Compensation Committee determined that its goals were aggressive, that management would have to put forth extraordinary effort in order to reach the goals, and that the stockholders of the Company would be greatly benefitted by the accomplishment of those goals. After careful study and consultation with the Company's compensation consultant and other professional advisors, the Compensation Committee recommended to the Board that the Company's 1994 Stock Option Plan be amended to provide for awards of restricted stock. The Compensation Committee also granted the restricted stock awards described in the Summary Compensation Table and footnote 1 to the table. The Compensation Committee believes that these awards will give management additional incentives to work toward the attainment of the goals of the 5 IN 50 PLAN, which we believe will create significant value for stockholders.

                                            DANIEL C. ARNOLD
                                            ROGER P. FRIOU
                                            C. HERBERT MAGRUDER

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 1999 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

                                    [GRAPH]

                                                           The Company                    S&P 500
1994                                                            100.00                     100.00
1995                                                            152.86                     137.43
1996                                                            321.58                     168.98
1997                                                            441.73                     225.37
1998                                                            423.53                     289.78
1999                                                            415.44                     350.72

                                                          NAREIT Equity
1994                                                             100.00
1995                                                             115.27
1996                                                             155.92
1997                                                             187.51
1998                                                             154.69
1999                                                             147.54

     Directors' Fees. Under the Company's compensation arrangement with directors (other than Mr. Speed and Mr. Rogers who are salaried officers), directors receive an annual stock award of 300 shares of Common Stock (valued at $10,200 on the date of the 1999 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors.

     Directors Plan. The Company's 1991 Directors Plan authorizes the issuance of options for up to 250,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the 1991 Directors Plan, each Non-Employee Director of the Company on September 13, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase an additional 3,000 shares of Common Stock on the date of any annual meeting at which such Non-Employee Director is re-elected to the Board. The option exercise price is the closing price of a share of Common Stock if the shares of Common Stock are listed on an exchange or the average between the bid and the asked price for that date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     Two directors exercised options under the 1991 Directors Plan during 1999. On May 18, 1999, Mr. Friou exercised an option to purchase 2,000 shares of Common Stock at an exercise price of $31.125 and on April 14, 1999, Dr. Magruder exercised an option to purchase 7,500 shares of Common Stock at an exercise price of $4.00. On June 3, 1999, Messrs. Arnold, Friou, Garcia, Lipsey, Lynch, Magruder and Mossop were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $34.00 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with EastGroup. EastGroup Properties, Inc. and the Company currently share the services and expenses of the Chairman of the Board of Directors and his administrative assistant.

     Change in Control Agreement. In 1996, the Company entered into a Change in Control Agreement (the "Change in Control Agreement") with each person who was an executive officer of the Company at that time and has entered into such an agreement with each person who has become an executive officer of the Company since that time (the "Executives"). The Change in Control Agreement provides that if an Executive's employment is terminated or the Executive leaves the Company's employment for certain reasons during a defined period (30 months in the case of Leland R. Speed, Steven G. Rogers and Sarah P. Clark and 20 months in the case of James Ingram, David Fowler, G. Mitchel Mattingly, Regina P. Shows and Jack R. Sullenberger) after a Change in Control (as hereinafter defined), the Company will pay a lump sum benefit to the Executive equal to a multiple of (2.5 times in the case of Messrs. Speed and Rogers and Ms. Clark and 1.667 times in the case of Messrs. Fowler, Ingram, Mattingly and Sullenberger and Ms. Shows) the average of the Executive's salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control. The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case the Executive will receive the lump-sum payment of one-half of the amount set forth above. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's outstanding securities; (iii) certain changes in the Company's Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

                                 OTHER MATTERS

     So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must be received at the Company's offices no later than December 9, 2000.

PROPOSALS TO BE INTRODUCED AT THE MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2001 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Based upon a meeting date of May 10, 2000 for the 2000 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2001 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than March 12, 2001 and not earlier than February 9, 2001.

     The advance notice provisions in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the

Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SARAH P. CLARK
                                            Senior Vice President, Chief
                                            Financial Officer
                                            and Secretary

Jackson, Mississippi

[Parkway logo]                                                        PROXY
                                                                      -----


                            PARKWAY PROPERTIES, INC.
                          One Jackson Place, Suite 1000
                             188 East Capitol Street
                           Jackson, Mississippi 39201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leland R. Speed and Steven G. Rogers, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares"), of Parkway Properties, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi on May 10, 2000, at 1:30 p.m., Jackson time, and directs that the Shares represented by this Proxy shall be voted as indicated on the reverse side.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.


                (continued and to be signed on the reverse side)




                                     (FRONT)

1.   ELECTION OF DIRECTORS


      [ ] FOR ALL           [ ] WITHHOLD ALL        [ ] FOR ALL EXCEPT

Nominees: Daniel C. Arnold; Roger P. Friou; Martin L. Garcia; Michael J. Lipsey; Joe F. Lynch; C. Herbert Magruder; W. Lincoln Mossop, Jr.; Steven G. Rogers; and Leland R. Speed.

--------------------------------------------------------------------------------
                        (Except Nominee(s) written above)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                       Dated:                            , 2000
                                             ----------------------------

                                       Signature(s)
                                                   ----------------------------


                                       ----------------------------------------


                                       PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON
                                       STOCK CERTIFICATE(S). A corporation is
                                       requested to sign its name by its
                                       President or other authorized officer,
                                       with the office held so designated. A
                                       partnership should sign in the
                                       partnership name by an authorized
                                       person. Executors, administrators,
                                       trustees, guardians and corporate
                                       officers are requested to indicate the
                                       capacity in which they are signing.
                                       JOINT TENANTS SHOULD BOTH SIGN.

                             YOUR VOTE IS IMPORTANT!

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.


                                     (BACK)